UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2023

IRON MOUNTAIN INCORPORATED
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

85 New Hampshire Avenue, Suite 150, Portsmouth, New Hampshire
(Address of Principal Executive Offices)
03801
(Zip Code)

(617) 535-4766
(Registrant’s Telephone Number, Including Area Code)
One Federal Street, Boston, MA 02110
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name Of Each Exchange On Which Registered
Common Stock, $.01 par value per share	IRM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 7, 2023, Iron Mountain Incorporated (the “Company”) announced that Deirdre Evens (58) has informed the Company of her intent to retire from her position as Executive Vice President and General Manager, Asset Lifecycle Management (“ALM”) after over 7 years of distinguished service and leadership with the Company. In connection with Ms. Evens’ retirement, the Company will implement its long-term plan of integrating its ALM and Data Center businesses under single leadership, although the ALM business will remain separate from the Global Data Center business segment. The acquisition of ALM assets was predicated in part on the overlapping customer bases and needs between the Company’s Data Center and ALM businesses. Beginning February 7, 2023, Mark Kidd (42), who currently serves as the Company’s Executive Vice President and General Manager, Iron Mountain Data Centers, will assume the position of Executive Vice President and General Manager, Iron Mountain Data Centers and Asset Lifecycle Management and in that position lead the Company’s Data Center and ALM businesses. From February 7, 2023 until her retirement on September 15, 2023, Ms. Evens will serve the Company in a transitional role, among other responsibilities, assisting Mr. Kidd.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits
101    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104    The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Deborah Marson
Name:	Deborah Marson
Title:	Executive Vice President and General Counsel

Date: February 7, 2023